UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 21, 2007

BPO MANAGEMENT SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28560	22-2356861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1290 N. Hancock Street, Anaheim, California 92807
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 974-2670

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS
ITEM 1.01 Entry into a Material Definitive Agreement.

Through a Share Purchase Agreement, entered into as of June 21, 2007, we purchased the issued and outstanding capital stock of DocuCom Imaging Solutions Inc., an Ontario, Canada, corporation. The net aggregate purchase price, after closing adjustments by the parties, was Cdn$2,761,097 (approximately US$2.58 million), of which amount we paid the selling shareholders Cdn$961,097 (approximately US$900,000), at closing on June 22, 2007. The purchase agreement provided that we are to pay the selling shareholders Cdn$900,000 (approximately US$840,000) three months after closing and Cdn$900,000 (approximately US$840,000) nine months after closing. We secured the subsequent payments through a bank-issued irrevocable standby letter of credit in favor of the selling shareholders in the aggregate amount of Cdn$1,800,000 (approximately US$1.68 million). The purchase price is subject to further downward adjustment in the event that a contract between DocuCom and a specific customer is not renewed through no earlier than March 31, 2008. In connection with the closing, we paid Cdn$450,000 (US$420,000) to retire DocuCom’s credit facility, which also extinguished certain personal guarantees of Raymond Patterson and Martin Mollot, the former senior officers, directors, and, directly and through their family trusts, shareholders of DocuCom.

Included in the purchase agreement were five-year covenants by Messrs Patterson and Mollot not to compete with DocuCom’s business in Canada or the United States. The Share Purchase Agreement also contained customary representations, warranties, and indemnities by the selling shareholders in our favor.

As of the closing, Messrs. Patterson and Mollot entered into nine-month Consulting Agreements with us, whereby they agreed to assist us in an orderly transition of management of DocuCom. During the initial three months of the consulting term, each individual agreed to devote substantially the same amount of time and attention as devoted by them to DocuCom’s business through the closing date and we agreed to compensate each of them Cdn$7,500 (approximately US$7,000) per month. During the remaining six months of the term, each individual agreed to make himself available for lesser periods of time and we agreed that, during such six months, each individual could accept other engagements, so long as they did not constitute a direct conflict of interest with us or adversely affect the performance of their consulting services. We agreed to compensate each of them Cdn$1,000 (approximately US$935) during each of such remaining six months.

DocuCom, headquartered in Toronto, Canada, is a leading Canadian provider of digital and film-based document management solutions, offering document management products and services to government and middle market enterprises located throughout Canada, with the majority of its business based in the Toronto/Ottawa/Montreal business corridor. DocuCom also operates a depot repair facility in Toronto. On-site field service is provided to customers through its relationship with Kodak Canada Inc.

DocuCom was established in 1996, when Messrs. Patterson and Mollot acquired the Document Management Division of Bell & Howell Canada. Its sales are managed primarily through a direct sales force in Ontario and Quebec and a combination of indirect and direct sales in Western Canada and Atlantic Canada. DocuCom currently has approximately 30 employees.

DocuCom sells and services a full suite of systems that facilitate the capture, storage, and retrieval of document images using micrographic and digital technologies. The services it provides to its customers commence with initial consultations and continue through design, implementation, and support of high-end imaging solutions. Its customers typically receive and maintain large volumes of paper-based records that require DocuCom’s high-volume, complex systems that scan and capture the data and deposit it into an application-specific data warehouse that consists of a wide variety of computer-based databases and formats for the support of easy access through indexed retrieval, as well as for long-term data archival.

DocuCom’s imaging solutions include state-of-the-art products from some of the world's leading document imaging and software manufacturers, such as Fujitsu, Kodak, and Kofax. In addition to selling third party hardware, software, and supplies, DocuCom also supports its solutions on an ongoing basis. Approximately 50% of its existing business is provided under recurring revenue customer service contracts through which DocuCom supports its customer’s document management and imaging based requirements.

Our plan is to merge DocuCom with our existing ECM/Document Management division based in Winnipeg, Canada.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of businesses acquired.

The financial statements required by this item will be filed by amendment not later than 75 calendar days after the date of the earliest event reported hereunder.

(b) Pro forma financial information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X (17 CFR 210) will be filed by amendment not later than 75 calendar days after the date of the earliest event reported hereunder.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.38*
Share Purchase Agreement entered into as of June 21, 2007, by and among BPO Management Services, Inc.; DocuCom Imaging Solutions Inc.; Raymond D. Patterson; Martin E. Mollot; Raymond D. Patterson, Maureen Patterson, and Martin E. Mollot, as Trustees of the Patterson Family Trust; and Martin E. Mollot, Judith Mollot, and Raymond D. Patterson, as Trustees of the Mollot Family Trust

10.39*	Consulting Agreement made as of June 21, 2007, between DocuCom Imaging Solutions Inc. and Raymond D. Patterson
10.40*	Consulting Agreement made as of June 21, 2007, between DocuCom Imaging Solutions Inc. and Martin E. Mollot
99.1*	Press release, dated June 25, 2007

_________________
* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2007	BPO MANAGEMENT SERVICES, INC.

	By:	/s/ James Cortens
James Cortens
President

Exhibit Index

Exhibit	Description of Exhibit

10.38
Share Purchase Agreement entered into as of June 21, 2007, by and among BPO Management Services, Inc.; DocuCom Imaging Solutions Inc.; Raymond D. Patterson; Martin E. Mollot; Raymond D. Patterson, Maureen Patterson, and Martin E. Mollot, as Trustees of the Patterson Family Trust; and Martin E. Mollot, Judith Mollot, and Raymond D. Patterson, as Trustees of the Mollot Family Trust

10.39	Consulting Agreement made as of June 21, 2007, between DocuCom Imaging Solutions Inc. and Raymond D. Patterson
10.40	Consulting Agreement made as of June 21, 2007, between DocuCom Imaging Solutions Inc. and Martin E. Mollot
99.1	Press release, dated June 25, 2007